     As filed with the Securities and Exchange Commission on May 12, 1995
                                                           Registration No. 33-
================================================================================
- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            _______________________

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            _______________________

                              HUDSON FOODS, INC.

            (Exact name of registrant as specified in its charter)


            DELAWARE                                          71-0427616
  (State or other jurisdiction                             (I.R.S. employer
of incorporation or organization) 1225 HUDSON ROAD        identification no.)
                              ROGERS, ARKANSAS 72756
                                  (501) 636-1100
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                            _______________________

                                JAMES T. HUDSON
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              HUDSON FOODS, INC.
                               1225 HUDSON ROAD
                            ROGERS, ARKANSAS  72756
                                (501) 636-1100
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                       Copies of all correspondence to:

     C. DOUGLAS BUFORD, JR., ESQ.               THOMAS L. OVERBEY, ESQ.
     WRIGHT, LINDSEY & JENNINGS                 OVERBEY LAW FIRM, P.A.
     200 WEST CAPITOL AVENUE, SUITE 2200      425 NORTH UNIVERSITY AVENUE
     LITTLE ROCK, ARKANSAS 72201              LITTLE ROCK, ARKANSAS 72205
          (501) 371-0808                             (501) 664-8105
                            ______________________

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS POSSIBLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                        CALCULATION OF REGISTRATION FEE
============================================================================================================
        TITLE OF EACH          AMOUNT TO BE         PROPOSED              PROPOSED           AMOUNT OF
      CLASS OF SECURITIES       REGISTERED      MAXIMUM OFFERING     MAXIMUM AGGREGATE    REGISTRATION FEE
       TO BE REGISTERED                         PRICE PER SHARE (1)  OFFERING PRICE (1)
============================================================================================================
Class A common stock,        157,500 shares        $15.0625            $2,372,344               $818
$.01 par value per share
============================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices reported for May 5, 1995.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A)
MAY DETERMINE.
- --------------------------------------------------------------------------------
================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED May 12, 1995
PROSPECTUS
- ----------
                                157,500 SHARES



                              HUDSON FOODS, INC.
                             CLASS A COMMON STOCK
                             ____________________



    This Prospectus relates to 157,500 shares of Class A common stock, par value $.01 per share, of Hudson Foods, Inc. ("Hudson" or the "Company"), which are hereby offered for sale by and for the account of Evelyn Rife (the "Selling Stockholder"). See "Selling Stockholder." The Company will not receive any proceeds from the sale of the shares by the Selling Stockholder.


    The shares may be sold from time to time by or for the account of the Selling Stockholder in the over-the-counter market, on the New York Stock Exchange or other exchanges (if the Class A common stock is listed for trading thereon), or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by any one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.


    The Company's Class A common stock is listed on the New York Stock Exchange under the symbol "HFI." On May 10, 1995, the last reported sale price of the Class A common stock on the New York Stock Exchange was $161/8.





THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                  The date of this Prospectus is ______, 1995

                             AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Class A common stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits and schedules thereto. For further information with respect to the Company and such Class A common stock, reference is made to the Registration Statement and the exhibits and schedules filed as part thereof. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibit.

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, including exhibits and schedules thereto, such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following Regional Offices: 7 World Trade Center (13th Floor), New York, New York 10048; and Suite 1400 Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, In addition, copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at prescribed rates.

    The Company's Class A common stock is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission are hereby incorporated by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended October 1, 1994; (ii) the Company's proxy statement for its annual meeting of stockholders held on February 10, 1995; (iii) the Company's Form 10-Q for the quarter ended December 31, 1994; (iv) the Company's Form 10-Q for the quarter ended April 1, 1995; (v) the description of the Class A common stock contained in the Company's Form 8-A Registration Statement filed January 22, 1986, as amended by Form 8 filed January 19, 1987; (vi) the Company's form 8-K filed October 13, 1994; and (vii) the Company's Form 8-K filed October 28, 1994.

    All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus, and to be a part hereof from the date of filing such documents.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to Tommy D. Reynolds, Secretary, Hudson Foods, Inc., P.O. Box 777, Rogers, Arkansas 72757-0777, (501) 636-1100.

                                  THE COMPANY

    Hudson is a major U.S. producer of further-processed poultry and meat products. The Company was established in 1972 as a regional poultry company selling commodity-type products. Through sales growth and product line expansion, Hudson has grown into one of the country's largest domestic poultry producers. The Company's products are marketed nationwide to club store chains, fast food chains and full service restaurants, retail supermarket chains, prepared food companies, and various institutional customers.

    The Company's executive offices are located at 1225 Hudson Road, Rogers, Arkansas 72756, and its telephone number is (501) 636-1100.


                             ACQUISITION OF RIFECO

    On May 8, 1995, Evelyn Rife, sole stockholder of Rifeco Development Company, an Arkansas corporation ("Rifeco"), transferred all of the issued and outstanding shares of Rifeco, no par value, to the Company in exchange for 157,500 shares of the Company's Class A common stock. The acquisition of the Rifeco shares was effected under an Agreement and Plan of Reorganization dated May 8, 1995.

    The principal asset of Rifeco is approximately 86 acres of undeveloped land in Rogers, Arkansas.

                              SELLING STOCKHOLDER

    The shares offered hereby were issued to Evelyn Rife (the "Selling Stockholder") in exchange for 100 percent of the outstanding capital stock of Rifeco. The Company granted the Selling Stockholder registration rights with respect to the shares. Mrs. Rife holds no position or office with the Company and has not previously held any such position or office.

    The following table reflects the ownership of the shares by the Selling
Stockholder:


                   Numbers of                                  Number of
                   Shares Held          Shares Being          Shares Held
Name            Prior to Offering          Offered         After Offering/(1)/
- ----            -----------------          -------         -------------------
Evelyn Rife          157,500               157,500                 -0-

____________________
/(1)/  Assumes all shares are sold pursuant to this offering.


                             PLAN OF DISTRIBUTION

    The shares may be sold from time to time by or for the account of the Selling Stockholder in the over-the-counter market, on the New York Stock Exchange or other exchanges (if the Class A common stock is listed for trading thereon), or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by any one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

    The Selling Stockholder may effect such transactions by selling shares to or through brokers or dealers, and such brokers or dealers will receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of shares for whom they act as agent (which discounts or commissions from the Selling Stockholder or such purchasers will not exceed those customary in the types of transactions involved).


                                 LEGAL MATTERS

    The validity of the shares of Class A common stock offered hereby is being passed upon for the Company by Wright, Lindsey & Jennings, Little Rock, Arkansas.

                            INDEPENDENT ACCOUNTANTS

    The consolidated balance sheets as of October 2, 1993, as restated, and October 1, 1994 and the consolidated statements of operations and cash flows for each of the two years in the period ended October 2, 1993, as restated, and for the year ended October 1, 1994, incorporated by reference in this prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting. With respect to the unaudited interim financial information for the quarter ended December 31, 1994 and January 1, 1994 and the quarter ended April 1, 1995 and April 2, 1994, incorporated by reference in this prospectus, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in the Company's quarterly report on Form 10-Q for the quarter ended December 31, 1994 and the quarter ended April 1, 1995, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

                                157,500 SHARES






                              HUDSON FOODS, INC.



                             CLASS A COMMON STOCK




                                 ____________

                                  PROSPECTUS
                                 ____________



                                ________, 1995



    No dealer, salesperson or other individual has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and information or representations not herein contained, if given or made, must not be relied upon as having been authorized by the Company or the Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, shares in any jurisdiction where, as to any person to whom, it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  Other Expenses of Issuance and Distribution.

    The expenses of this offering in connection with this registration statement, other than underwriting compensation, are estimated as follows:

                                                                  Selling
                                                  Company       Stockholder
                                                  -------       -----------
      SEC Registration Fee................       $    818       $         0
      Blue Sky Fees and Expenses..........            500                 0
      Accounting Fees and Expenses........          1,500                 0
      Legal Fees and Expenses.............          4,000               500
      Transfer Agent's Fees and Expenses..            100                 0
      Miscellaneous.......................          1,500                 0
                                               ----------       -----------

                Total.....................       $  8,418       $       500
                                                 ===========    ============

____________________


ITEM 15.  Indemnification of Directors and Officers.

    The Company's Amended and Restated Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Company or its stockholders for each breach of fiduciary duty as a director involving any act or omission of any such director occurring on or after February 6, 1987, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation also provides that directors, officers and employees of the Company may be indemnified as follows:

    The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Any indemnification under this paragraph (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this paragraph. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    The Company's directors and officers are also covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 16.  Exhibits.

 Exhibit
 Number                          Description
 ------                          -----------
   2.1   - Agreement and Plan of Reorganization, dated May 8, 1995, by and among Hudson
           Foods, Inc., Rifeco Development Company and Evelyn Rife.
   4.1   - Restated Certificate of Incorporation of Hudson Foods, Inc., Section 4
          (Incorporated by reference from Hudson Foods, Inc. Form S-4 Registration
           Statement No. 33-15274, as amended, filed with the Securities and Exchange
           Commission on June 23, 1987).
   5.1   - Opinion of Wright, Lindsey & Jennings regarding legality.
  15.1   - Letter regarding unaudited interim financial information.
  23.1   - Consent of Wright, Lindsey & Jennings (contained in Exhibit 5.1 hereto).
  23.2   - Consent of Coopers & Lybrand L.L.P., Independent Certified Accountants.
  24.1   - Powers of Attorney of Messrs. James T. Hudson, Michael T. Hudson, Charles B.
           Jurgensmeyer, James R. Hudson, Elmer W. Shannon, Jerry L. Hitt, M.D., Kenneth
           N. May and Ms. Jane M. Helmich.

ITEM 17.  Undertakings.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       4. That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective;

       5. That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       6. That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
    Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rogers, State of Arkansas, on May 11, 1995.

                                    HUDSON FOODS, INC.
                                       (Registrant)


                                    By    /s/ James T. Hudson
                                      ------------------------------------------
                                          James T. Hudson
                                          Chairman and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    SIGNATURE                               TITLE                      DATE
    ---------                               -----                      ----

   /s/ James T. Hudson              Chairman, Chief Executive      May 11, 1995
- --------------------------------    Officer and Director
   James T. Hudson                  (Principal Executive
                                    Officer)




   /s/ Michael T. Hudson            President, Chief Operating     May 11, 1995
- --------------------------------    Officer and Director
   Michael T. Hudson



   /s/ Charles B. Jurgensmeyer      Executive Vice President-      May 11, 1995
- --------------------------------    Finance (Principal
   Charles B. Jurgensmeyer          Financial and Accounting
                                    Officer) and Director


   /s/ James R. Hudson              Director                       May 11, 1995
- --------------------------------
   James R. Hudson



   /s/ Jane M. Helmich              Director                       May 11, 1995
- --------------------------------
   Jane M. Helmich



   /s/ Elmer W. Shannon             Director                       May 11, 1995
- --------------------------------
   Elmer W. Shannon



   /s/ Jerry L. Hitt, M.D.          Director                       May 11, 1995
- --------------------------------
   Jerry L. Hitt, M.D.


   /s/ Kenneth N. May               Director                       May 11, 1995
- --------------------------------
   Kenneth N. May